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                                                                    EXHIBIT 10.1


                             SUIZA FOODS CORPORATION
                           SECOND AMENDED AND RESTATED
                   1997 STOCK OPTION AND RESTRICTED STOCK PLAN

     1. Purpose of the Plan. This Plan shall be known as the Suiza Foods Corporation Second Amended and Restated 1997 Stock Option and Restricted Stock Plan. The purpose of the Plan is to attract and retain the best available persons for positions of substantial responsibility and to provide incentives to such persons to promote the success of the business of Suiza Foods Corporation and its subsidiaries.

     Certain options granted under this Plan are intended to qualify as "incentive stock options" pursuant to Section 422 of the Internal Revenue Code of 1986, as amended from time to time, while certain other options granted under the Plan will constitute nonqualified options.

     2. Definitions. As used herein, the following definitions shall apply:

          "Board" means the Board of Directors of the Corporation.

          "Change in Control" means (1) any "person" (as such term is used in Section 13(d) of the Exchange Act) becomes the "beneficial owner" (as determined pursuant to Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing thirty percent (30%) or more of the combined voting power of the Corporation's then outstanding securities; or (2) during any period of two (2) consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the members of the Corporation's Board of Directors (the "Board") and any new director, whose election to the Board or nomination for election to the Board by the Corporation's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board; or (3) the Corporation or any subsidiary of the Corporation shall merge with or consolidate into any other corporation, other than a merger or consolidation which would result in the holders of the voting securities of the Corporation outstanding immediately prior thereto holding immediately thereafter securities representing more than sixty percent (60%) of the combined voting power of the voting securities of the Corporation or such surviving entity (or its ultimate parent, if applicable) outstanding immediately after such merger or consolidation; or (4) the stockholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation's assets or such a plan is commenced.

          "Common Stock" means the common stock, $.01 par value per share, of the Corporation. Except as otherwise provided herein, all Common Stock issued pursuant to the Plan shall have the same rights as all other issued and outstanding shares of Common Stock, including but not limited to voting rights, the right to dividends, if declared and paid, and the right to pro rata distributions of the Corporation's assets in the event of liquidation.


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          "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          "Committee" means the committee described in Section 20 that administers the Plan or, if no such committee has been appointed, the full Board.

          "Consultant" means any consultant or advisor who renders bona fide services to the Corporation or one of its Subsidiaries, which services are not in connection with the offer or sale of securities in a capital-raising transaction.

          "Corporation" means Suiza Foods Corporation, a Delaware corporation.

          "Date of Grant" shall have the meaning set forth in Section 8 hereof.

          "Employee" means any officer or other key employee of the Corporation or one of its Subsidiaries (including any director who is also an officer or key employee of the Corporation or one of its Subsidiaries).

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Fair Market Value" means the closing sale price (or average of the quoted closing bid and asked prices if there is no closing sale price reported) of the Common Stock on the trading day immediately prior to the date specified as reported by the principal national exchange or trading system on which the Common Stock is then listed or traded. If there is no reported price information for the Common Stock, the Fair Market Value will be determined by the Board or the Committee, in its sole discretion. In making such determination, the Board or the Committee may, but shall not be obligated to, commission and rely upon an independent appraisal of the Common Stock.

          "Non-Employee Director" means an individual who is a "non-employee director" as defined in Rule 16b-3 under the Exchange Act and also an "outside director" within the meaning of Treasury Regulation Section 1.162-27(e)(3).

          "Nonqualified Option" means any Option that is not a Qualified Option.

          "Option" means a stock option granted pursuant to Section 6 of this Plan.

          "Optionee" means any Employee, Consultant or director who receives an Option.

          "Participant" means any Employee, Consultant or director who receives an Option or Restricted Stock pursuant to this Plan.

          "Plan" means this Suiza Foods Corporation 1997 Second Amended and Restated Stock Option and Restricted Stock Plan, as amended from time to time.


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          "Qualified Option" means any Option that is intended to qualify as an
"incentive stock option" within the meaning of Section 422 of the Code.

          "Qualifying Retirement" means retirement by an Optionee from employment or other service to the Corporation or any Subsidiary after such Optionee reaches the age of 65.

          "Restricted Stock" means Common Stock awarded to an Employee, Consultant or director pursuant to Section 7 of this Plan.

          "Rule 16b-3" means Rule 16b-3 of the rules and regulations under the Exchange Act, as Rule 16b-3 may be amended from time to time, and any successor provisions to Rule 16b-3 under the Exchange Act.

          "Subsidiary" means any now existing or hereinafter organized or acquired company of which more than fifty percent (50%) of the issued and outstanding voting interests are owned or controlled directly or indirectly by the Corporation or through one or more Subsidiaries of the Corporation.

     3. Term of Plan. The Plan has been adopted by the Board effective as of February 24, 1997 and approved by the stockholders of the Corporation. The Plan shall continue in effect until terminated pursuant to Section 20(a).

     4. Shares Subject to the Plan. Except as otherwise provided in Section 19 hereof, the aggregate number of shares of Common Stock issuable upon the exercise of Options or upon the grant of Restricted Stock pursuant to this Plan shall be 7,500,000 shares. Such shares may either be authorized but unissued shares or treasury shares. The Corporation shall, during the term of this Plan, reserve and keep available a number of shares of Common Stock sufficient to satisfy the requirements of the Plan. If an Option should expire or become unexercisable for any reason without having been exercised in full, or Restricted Stock should fail to vest and be forfeited in whole or in part for any reason, then the shares that were subject thereto shall, unless the Plan has terminated, be available for the grant of additional Options or Restricted Stock under this Plan, subject to the limitations set forth above.

     5. Eligibility. Qualified Options may be granted under Section 6 of the Plan to such Employees of the Corporation or its Subsidiaries as may be determined by the Board or the Committee. Nonqualified Options may be granted under Section 6 of the Plan to such Employees, Consultants and directors of the Corporation or its Subsidiaries as may be determined by the Board or the Committee. Restricted Stock may be granted under Section 7 of the Plan to such Employees, Consultants and directors of the Corporation or its Subsidiaries as may be determined by the Board or the Committee. Subject to the limitations and qualifications set forth in this Plan, the Board or the Committee shall also determine the number of Options or shares of Restricted Stock to be granted, the number of shares subject to each Option or Restricted Stock grant, the exercise price or prices of each Option, the vesting and exercise period of each Option and the vesting and/or forfeiture provisions relating to Restricted Stock, whether an Option may be exercised as to less than all of the Common Stock subject thereto, and such other terms and


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conditions of each Option or grant of Restricted Stock, if any, as are consistent with the provisions of this Plan. In connection with the granting of Qualified Options, the aggregate Fair Market Value (determined at the Date of Grant of a Qualified Option) of the shares with respect to which Qualified Options are exercisable for the first time by an Optionee during any calendar year (under all such plans of the Optionee's employer corporation and its parent and subsidiary corporations as defined in Section 424(e) and (f) of the Code, or a corporation or a parent or subsidiary corporation of such corporation issuing or assuming an Option in a transaction to which Section 424(a) of the Code applies (collectively, such corporations described in this sentence are hereinafter referred to as "Related Corporations")) shall not exceed $100,000 or such other amount as from time to time provided in Section 422(d) of the Code or any successor provision.

     6. Grant of Options. (a) Except as limited by Sections 4 and 5 hereof, the Board or the Committee shall determine the number of shares of Common Stock to be offered from time to time pursuant to Options granted hereunder and shall grant Options under the Plan. The grant of Options shall be evidenced by Option agreements containing such terms and provisions as are approved by the Board or the Committee and executed on behalf of the Corporation by an appropriate officer. The aggregate number of shares of Common Stock with respect to which Options may be granted to any single Participant during a calendar year shall not exceed the number of shares subject to the Plan referred to in Section 4. Any Options that are granted and subsequently lapse or are cancelled or forfeited will nonetheless count against this limit. For this purpose, repricing of an Option shall be considered as the cancellation of the Option and the grant of a new Option.

          (b) Unless the Board or the Committee determines otherwise with respect to a particular year, each Non-Employee Director will automatically be granted a Nonqualified Option to purchase 7,500 shares of Common Stock (subject to adjustment pursuant to Section 19 hereof), at an exercise price equal to the Fair Market Value of the Common Stock on the Date of Grant, on June 30 of each year.

     7. Restricted Stock. The Board or the Committee shall from time to time determine the number of shares of Common Stock to be granted as Restricted Stock; provided that no more than an aggregate amount of 75,000 shares of Restricted Stock may be issued under the Plan (such limit being herein referred to as the "Restricted Stock Cap"). Any shares of Restricted Stock that fail to vest and are forfeited shall not count against the Restricted Stock Cap set forth in the preceding sentence. The grant of Restricted Stock shall be evidenced by Restricted Stock agreements containing such terms and provisions as are approved by the Board or the Committee and executed on behalf of the Corporation by an appropriate officer.

     8. Date of Grant. The date of grant of an Option or Restricted Stock under the Plan (the "Date of Grant") shall be the date on which the Board or the Committee awards the Option or Restricted Stock or, if the Board or the Committee so determines, the date specified by the Board or the Committee as the date the award is to be effective. Notice of the grant shall be given to each Participant to whom an Option or Restricted Stock is granted promptly after the date of such grant.


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     9. Price. The exercise price for each share of Common Stock subject to an
Option (the "Exercise Price") granted pursuant to Section 6 of the Plan shall be determined by the Board or the Committee at the Date of Grant; provided, however, that (a) the Exercise Price for any Option shall not be less than 100% of the Fair Market Value of the Common Stock at the Date of Grant, and (b) if the Optionee owns on the Date of Grant more than 10 percent of the total combined voting power of all classes of stock of the Corporation or its parent or any of its subsidiaries, as more fully described in Section 422(b)(6) of the Code or any successor provision (such stockholder is referred to herein as a "10-Percent Stockholder"), the Exercise Price for any Qualified Option granted to such Optionee shall not be less than 110% of the Fair Market Value of the Common Stock at the Date of Grant. The Board or the Committee in its discretion may award shares of Restricted Stock under Section 7 of the Plan to Participants without requiring the payment of cash consideration for such shares.

     10. Vesting. (a) Subject to the provisions of this Plan, each Option and Restricted Stock award under the Plan shall vest or be subject to forfeiture in accordance with the provisions set forth in the applicable Option agreement or Restricted Stock agreement.

          (b) In addition to the vesting provisions contained in each Option and Restricted Stock agreement, each Option and share of Restricted Stock granted under the Plan shall also be subject to the following vesting provisions:

                    (i) If the Corporation shall sell or otherwise divest of all of its ownership interest in any Subsidiary or any business unit or operation (a "Divested Business Unit") owned by the Corporation or any Subsidiary, then the outstanding unvested Options and shares of Restricted Stock held by each employee of such Divested Business Unit shall automatically vest in full as of the date of the consummation of such sale or divestiture.

                    (ii) Each unvested Option and share of Restricted Stock shall immediately vest in full upon the death of the holder of such Option or Restricted Stock.

                    (iii) Each unvested Option and share of Restricted Stock shall immediately vest in full upon any Change in Control.

                    (iv) In the event of the Qualifying Retirement of a Participant, all unvested Options and shares of Restricted Stock held by such Participant shall automatically vest in full as of the effective date of such Participant's Qualifying Retirement.

     11. Exercise. (a) An Optionee may pay the exercise price of the shares of Common Stock as to which an Option is being exercised by the delivery of cash, check or, at the Corporation's option, by the delivery of shares of Common Stock having a Fair Market Value on the date immediately preceding the exercise date equal to the exercise price.

          (b) If the shares to be purchased are covered by an effective registration statement under the Securities Act of 1933, as amended, any Option may be exercised by a broker-dealer


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acting on behalf of an Optionee if (i) the broker-dealer has received from the
Optionee or the Corporation a fully- and duly-endorsed agreement evidencing such Option, together with instructions signed by the Optionee requesting the Corporation to deliver the shares of Common Stock subject to such Option to the broker-dealer on behalf of the Optionee and specifying the account into which such shares should be deposited, (ii) adequate provision has been made with respect to the payment of any withholding taxes due upon such exercise, and
(iii) the broker-dealer and the Optionee have otherwise complied with Section 220.3(e)(4) of Regulation T, 12 CFR Part 220, or any successor provision.

     12. When Qualified Options May be Exercised. No Qualified Option shall be exercisable at any time after the expiration of ten (10) years from the Date of Grant; provided, however, that if the Optionee with respect to a Qualified Option is a 10-Percent Stockholder on the Date of Grant of such Qualified Option, then such Option shall not be exercisable after the expiration of five
(5) years from its Date of Grant. In addition, if an Optionee of a Qualified Option ceases to be an employee of the Corporation or any Subsidiary for any reason, such Optionee's vested Qualified Options shall not be exercisable after
(a) 60 days following the date such Optionee ceases to be an employee of the Corporation or any Subsidiary, if such cessation of service is not due to the death or permanent and total disability (within the meaning of Section 22(e)(3) of the Code) of the Optionee, or (b) twelve months following the date such Optionee ceases to be an employee of the Corporation or any Related Corporation, if such cessation of service is due to the death or permanent and total disability (as defined above) of the Optionee. Upon the death of an Optionee, any vested Qualified Option exercisable on the date of death may be exercised by the Optionee's estate or by a person who acquires the right to exercise such Qualified Option by bequest or inheritance or by reason of the death of the Optionee, provided that such exercise occurs within both the remaining option term of the Qualified Option and twelve months after the date of the Optionee's death. This Section 12 only provides the outer limits of allowable exercise dates with respect to Qualified Options; the Board or the Committee may determine that the exercise period for a Qualified Option shall have a shorter duration than as specified above.

     13. Expiration of Options. Options shall expire, and shall not be exercisable with respect to any vested portion as to which the Option has not been exercised, on the first to occur of: (i) the tenth anniversary of the Award Date; (ii) 60 days after termination of the Optionee's employment with or, in the case of Non-Employee Directors, service to the Corporation for any reason other than death or Qualifying Retirement; or (iii) 120 days after death of an Optionee. Options shall expire, and shall not be exercisable, with respect to any unvested portion, immediately upon the termination of the Optionee's employment with or service to the Corporation for any reason other than death or Qualifying Retirement.

     14. Option Financing. Upon the exercise of any Option granted under the Plan, the Corporation may, but shall not be required to, make financing available to the Participant for the purchase of shares of Common Stock pursuant to such Option on such terms as the Board or the Committee may specify.


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     15. Withholding of Taxes. The Board or the Committee shall make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes that the Corporation is required by any law or regulation of any governmental authority to withhold in connection with any Option or Restricted Stock including, but not limited to, withholding the issuance of all or any portion of the shares of Common Stock subject to such Option or Restricted Stock until the Participant reimburses the Corporation for the amount it is required to withhold with respect to such taxes, canceling any portion of such issuance in an amount sufficient to reimburse the Corporation for the amount it is required to withhold or taking any other action reasonably required to satisfy the Corporation's withholding obligation.

     16 Conditions Upon Issuance of Shares. (a) The Corporation shall not be obligated to sell or issue any shares upon the exercise of any Option granted under the Plan or to deliver Restricted Stock unless the issuance and delivery of shares complies with all provisions of applicable federal and state securities laws and the requirements of any national exchange or trading system on which the Common Stock is then listed or traded.

          (b) As a condition to the exercise of an Option or the grant of Restricted Stock, the Corporation may require the person exercising the Option or receiving the grant of Restricted Stock to make such representations and warranties as may be necessary to assure the availability of an exemption from the registration requirements of applicable federal and state securities laws.

          (c) The Corporation shall not be liable for refusing to sell or issue any shares covered by any Option or for refusing to issue Restricted Stock if the Corporation cannot obtain authority from the appropriate regulatory bodies deemed by the Corporation to be necessary to sell or issue such shares in compliance with all applicable federal and state securities laws and the requirements of any national exchange or trading system on which the Common Stock is then listed or traded. In addition, the Corporation shall have no obligation to any Participant, express or implied, to list, register or otherwise qualify the shares of Common Stock covered by any Option or Restricted Stock.

          (d) No Participant will be, or will be deemed to be, a holder of any Common Stock subject to an Option unless and until such Participant has exercised his or her Option and paid the purchase price for the subject shares of Common Stock. Each Option under this Plan shall be transferable only by will or the laws of descent and distribution and shall be exercisable during the Participant's lifetime only by such Participant; provided, however, that the Committee may (but need not) permit transfer without consideration by such Participant to (i) the spouse, children or grandchildren of the Participant ("Immediate Family Members"), (ii) a trust or trusts, or to a guardian under the Uniform Gift to Minors Act, for the exclusive benefit of such Immediate Family Members, or (iii) a partnership or other entity in which such Immediate Family Members are the only partners, provided that subsequent transfers of transferred Options shall be prohibited except by will or the laws of descent and distribution. Following transfer, any such Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that, for purposes of each Option agreement and Section 11 hereof, the term "Optionee" shall be deemed to refer to the transferee (however, the events of


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termination of employment, if any, set forth in the agreement and the obligation to pay withholding taxes shall continue to apply to the transferor). Qualified Options shall be nontransferable except by will or the laws of descent and distribution, and may only be exercisable during the Participant's lifetime, by the Participant.

     17. Restrictions on Shares. Shares of Common Stock issued pursuant to the Plan may be subject to restrictions on transfer under applicable federal and state securities laws. The Board may impose such additional restrictions on the ownership and transfer of shares of Common Stock issued pursuant to the Plan as it deems desirable; any such restrictions shall be set forth in any Option agreement entered into hereunder.

     18. Modification of Options. At any time and from time to time, the Board or the Committee may execute an instrument providing for modification, extension or renewal of any outstanding Option, provided that no such modification, extension or renewal shall (a) impair any Option without the consent of the holder of the Option, or (b) decrease the exercise price of any Option without the consent of the stockholders of the Corporation. Notwithstanding the foregoing, in the event of a modification, extension or renewal of a Qualified Option, the Board or the Committee may increase the exercise price of such Option if necessary to retain the qualified status of such Option. Any amendment to the Plan shall apply to all Options and shares of Restricted Stock outstanding at the time of such amendment in addition to all awards granted thereafter, subject to the limitations of clause (a) of the first sentence of this Section 18.

     19. Effect of Change in Stock Subject to the Plan. In the event that each of the outstanding shares of Common Stock (other than shares held by dissenting stockholders) shall be changed into or exchanged for a different number or kind of shares of stock of the Corporation or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares or otherwise), or in the event a stock split or stock dividend occurs, then there shall be substituted for each share of Common Stock then subject to Options or Restricted Stock awards or available for Options or Restricted Stock awards the number and kind of shares of stock into which each outstanding share of Common Stock (other than shares held by dissenting stockholders) shall be so changed or exchanged, or the number of shares of Common Stock as is equitably required in the event of a stock split or stock dividend, together with an appropriate adjustment of the Exercise Price. The Board may, but shall not be required to, provide additional anti-dilution protection to a Participant under the terms of the Participant's Option or Restricted Stock agreement.

     20. Administration.

          (a) The Plan shall be administered by the Board or by a committee of the Board comprised solely of two or more Non-Employee Directors appointed by the Board (the "Committee"). Options and Restricted Stock may be granted under Sections 6 and 7, respectively, only (i) by the Board as a whole, or (ii) by majority agreement of the members of the Committee. Option agreements and Restricted Stock agreements, in the forms as approved by the Board or the Committee, and containing such terms and conditions consistent with the provisions of this Plan as are determined by the Board or the Committee, may be executed on behalf of the


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Corporation by the Chairman of the Board, the President or any Vice President of
the Corporation. The Board or the Committee shall have complete authority to construe, interpret and administer the provisions of this Plan and the provisions of the Option agreements and Restricted Stock agreements granted hereunder; to prescribe, amend and rescind rules and regulations pertaining to this Plan; to suspend or discontinue this Plan; and to make all other determinations necessary or deemed advisable in the administration of the Plan. The determinations, interpretations and constructions made by the Board or the Committee shall be final and conclusive. No member of the Board or the Committee shall be liable for any action taken, or failed to be taken, made in good faith relating to the Plan or any award thereunder, and the members of the Board or the Committee shall be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage or expense (including attorneys' fees) arising therefrom to the fullest extent permitted by law.

          (b) Although the Board or the Committee may suspend or discontinue the Plan at any time, all Qualified Options must be granted before February 24, 2007.

          (c) Subject to any applicable requirements of Rule 16b-3 or of any national exchange or trading system on which the Common Stock is then listed or traded, and subject to the stockholder approval requirements of Sections 422 and 162(m)(4)(C) of the Code, the Board may amend any provision of this Plan in any respect in its discretion.

     21. Continued Employment Not Presumed. Nothing in this Plan or any document describing it nor the grant of any Option or Restricted Stock shall give any Participant the right to continue in the employment of the Corporation or affect the right of the Corporation to terminate the employment of any such person with or without cause.

     22. Liability of the Corporation. Neither the Corporation, its directors, officers or employees or the Committee, nor any Subsidiary which is in existence or hereafter comes into existence, shall be liable to any Participant or other person if it is determined for any reason by the Internal Revenue Service or any court having jurisdiction that any Qualified Option granted hereunder does not qualify for tax treatment as an incentive stock option under Section 422 of the Code.

     23. GOVERNING LAW. THE PLAN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF STATE OF DELAWARE AND THE UNITED STATES, AS APPLICABLE, WITHOUT REFERENCE TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

     24. Severability of Provisions. If any provision of this Plan is determined to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect the remaining provisions of the Plan, but such invalid, illegal or unenforceable provision shall be fully severable, and the Plan shall be construed and enforced as if such provision had never been inserted herein.


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